TRANSLATED FROM THE HEBREW ORIGINAL

                                  NICECOM LTD.
                CONDENSED BALANCE SHEET AS OF SEPTEMBER 30, 1994
                       ADJUSTED TO NIS OF SEPTEMBER 1994

                                                                                          AS OF          AS OF
                                                                                      SEPTEMBER 30,  DECEMBER 31,
                                                                                          1994           1993
                                                                                       (UNAUDITED)     (AUDITED)
                                                                                           NIS            NIS
                                                                                      -------------  -------------
Current assets......................................................................    12,146,665      2,380,155
                                                                                      -------------  -------------
Fixed assets (Net of depreciation)..................................................     2,634,059      1,206,937
                                                                                      -------------  -------------
                                                                                      -------------  -------------
                                                                                        14,780,724      3,587,092
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Current liabilities (includes loan from an interested party company)................     3,885,735      6,283,844
                                                                                      -------------  -------------
Liability for termination of the employee-employer relationship.....................        90,098         60,327
                                                                                      -------------  -------------
Shareholders' equity
  Share capital.....................................................................       156,281         12,292
  Capital reserves..................................................................    20,034,952        --
  Accumulated loss..................................................................    (9,386,342)    (2,769,371)
                                                                                      -------------  -------------
                                                                                        10,804,891     (2,757,079)
                                                                                      -------------  -------------
                                                                                      -------------  -------------
                                                                                        14,780,724      3,587,092
                                                                                      -------------  -------------
                                                                                      -------------  -------------

               Benjamin Levin                                  Chanan Meiron
            Chairman of the Board                         Chief Financial Officer
                of Directors

December 6, 1994
Approval date of the financial statements.

     The accompanying notes are an integral part of the condensed financial statements.

TRANSLATED FROM THE HEBREW ORIGINAL

                                  NICECOM LTD.
                           CONDENSED INCOME STATEMENT
                       ADJUSTED TO NIS OF SEPTEMBER 1994

                                                                                                   FOR THE NINE
                                                                                                   MONTHS ENDED
                                                                                                SEPTEMBER 30, 1994
                                                                                                   (UNAUDITED)
                                                                                                       NIS
                                                                                                ------------------
Revenues from production......................................................................        1,907,601
Cost of production............................................................................        1,331,803
                                                                                                     ----------
                                                                                                     ----------
  Gross profit................................................................................          575,798
                                                                                                     ----------
Expenses
  Research and development costs..............................................................        4,543,697
  Marketing expenses..........................................................................        1,397,022
  Administrative expenses.....................................................................          847,857
                                                                                                      6,788,576
                                                                                                     ----------
                                                                                                     ----------
Operating loss................................................................................        6,212,778
Financial expenses, net.......................................................................          405,226
Other income, net.............................................................................            1,033
                                                                                                     ----------
                                                                                                      6,616,971
                                                                                                     ----------
                                                                                                     ----------

     The accompanying notes are an integral part of the condensed financial statements.

TRANSLATED FROM THE HEBREW ORIGINAL

                                  NICECOM LTD.
             CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                       ADJUSTED TO NIS OF SEPTEMBER 1994
                                  (UNAUDITED)

                                                                      FOR THE NINE MONTH PERIOD ENDED
                                                           -----------------------------------------------------
                                                                            SEPTEMBER 30, 1994
                                                           -----------------------------------------------------
                                                             SHARE       CAPITAL     ACCUMULATED
                                                            CAPITAL     RESERVES         LOSS          TOTAL
                                                              NIS          NIS           NIS            NIS
                                                           ---------  -------------  ------------  -------------
Balance at beginning of period...........................     12,292       --          (2,769,371)    (2,757,079)
Issuance of stock, net...................................    143,989     20,034,952       --          20,178,941
Loss for the nine month period...........................     --           --          (6,616,971)    (6,616,971)
                                                           ---------  -------------  ------------  -------------
  Balance at end of period...............................    156,281     20,034,952    (9,386,342)    10,804,891
                                                           ---------  -------------  ------------  -------------
                                                           ---------  -------------  ------------  -------------

     The accompanying notes are an integral part of the condensed financial statements.

TRANSLATED FROM THE HEBREW ORIGINAL

                                  NICECOM LTD.
                       CONDENSED STATEMENT OF CASH FLOWS
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1994
                       ADJUSTED TO NIS OF SEPTEMBER 1994
                                  (UNAUDITED)

                                                                                                         NIS
                                                                                                    --------------
Cash flows from current operations:
  Net loss........................................................................................      (6,616,971)
  Adjustments required to present cash flows from current operations..............................       1,109,362
                                                                                                    --------------
    Net cash used in current operations...........................................................      (5,507,609)
                                                                                                    --------------
Cash flows from investment activities:
  Fixed Asset acquisitions........................................................................      (1,716,027)
  Proceeds from the realization of fixed assets...................................................          16,529
  Investment in marketable securities, net........................................................      (8,568,667)
                                                                                                    --------------
    Net cash used in investment activities........................................................     (10,268,165)
                                                                                                    --------------
Cash flows from financing activities:
  Proceeds from the realization of capital, net...................................................      15,438,398
  Receipt of credit from bank corporations........................................................         267,178
                                                                                                    --------------
    Net cash provided by financing activities.....................................................      15,705,576
                                                                                                    --------------
                                                                                                    --------------
Decrease in cash and cash equivalents.............................................................         (70,198)
Balance of cash and cash equivalents -- beginning of period.......................................         467,970
                                                                                                    --------------
Balance of cash and cash equivalents -- end of period.............................................         397,772
                                                                                                    --------------
                                                                                                    --------------

     The accompanying notes are an integral part of the condensed financial statements.

TRANSLATED FROM THE HEBREW ORIGINAL

                                  NICECOM LTD.
                       CONDENSED STATEMENT OF CASH FLOWS
                   ADJUSTMENTS REQUIRED TO PRESENT CASH FLOWS
                            FROM CURRENT OPERATIONS
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1994
                       ADJUSTED TO NIS OF SEPTEMBER 1994
                                  (UNAUDITED)

                                                                                                          NIS
                                                                                                      ------------
Revenues and expenses not involving cash flows:
  Depreciation......................................................................................       273,409
  Gain from the realization of fixed assets.........................................................        (1,033)
  Increase in liability for termination of the employee-employer relationship.......................        29,771
  Loss from marketable securities...................................................................       106,940

Changes in assets and liabilities:
  Increase in accounts receivable and income receivable.............................................    (1,263,067)
  Increase in inventories...........................................................................      (533,312)
  Decrease in other receivables and current assets..................................................       421,396
  Increase in other payables and current liabilities................................................     2,075,258
                                                                                                      ------------
                                                                                                         1,109,362
                                                                                                      ------------
                                                                                                      ------------

31.3.94 -- Non-cash transaction -- Conversion of interested party loans totalling NIS 4,740,543 into receipts on account of shares.

TRANSLATED FROM THE HEBREW ORIGINAL

                                  NICECOM LTD.
                       NOTES TO THE FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 1994
                                  (UNAUDITED)

NOTE 1 -- GENERAL

    A. These financial statements were prepared as of September 30, 1994, and for the nine month period then ended. These financial statements should be viewed in conjunction with the annual financial statements and the accompanying notes of the Company as of December 31, 1993.

    B. These interim financial statements were reviewed by the Company's auditors. The review was limited in scope, in conformity with the procedures prescribed by the Institute of Certified Public Accountants in Israel. The review did not constitute an audit in accordance with generally accepted auditing standards, and therefore, the auditors have not expressed an opinion thereon.

    C. Comparative figures for the nine month period ended September 30, 1994 were not prepared, since the Company's operations were immaterial.

    D. Pursuant to an agreement dated February 13, 1994, the Company allocated shares to a group of investors that grant them 25% of the rights to control and ownership in the Company, in consideration for the NIS equivalent of five million US dollars. Furthermore, the Company allocated shares to its parent company, Nice Systems Ltd. and to Nice Software (1991) Ltd., in consideration for the NIS equivalent of US $1,450,000. Subsequent to these allocations, they held 58.2% of the rights in the company. The remaining shares are held by the Company's employees.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES
    The significant accounting policies applied in the preparation of these financial statements are identical to those applied in the preparation of the most recent annual financial statements.

NOTE 3 -- ADJUSTED FINANCIAL STATEMENTS
    The financial statements were prepared on the basis of the historical cost convention, adjusted for the changes in the general purchasing power of the Israel currency on the basis of the changes in the Consumer Price Index. During the nine month period ended September 30, 1994, the Consumer Price Index rose approximately 10.53%.

NOTE 4 -- SUBSEQUENT EVENTS
    In October 1994, all of the assets and liabilities of the Company were sold to a foreign company, in consideration for approximately 53 million US dollars. The agreement is effective October 18, 1994.

TRANSLATED FROM THE HEBREW ORIGINAL

                                  NICECOM LTD.
                            AS OF SEPTEMBER 30, 1994

Cost of production
  Salaries and related expense.................................................     747,739
  Engineering projects.........................................................      59,183
  Raw materials consumed.......................................................     348,932
  Other production expenses....................................................      62,846
  Depreciation.................................................................     113,103
                                                                                 ----------
                                                                                  1,331,803
                                                                                 ----------
                                                                                 ----------
Research and development costs
  Salaries and related expenses................................................   3,779,508
  Outside projects.............................................................     907,721
  Raw materials................................................................   1,141,417
  Other development costs......................................................     278,778
  Depreciation.................................................................      50,000
                                                                                 ----------
                                                                                  6,157,424
  Less: participation of others in development costs...........................   1,613,727
                                                                                 ----------
                                                                                  4,543,697
                                                                                 ----------
                                                                                 ----------
Current assets
  Cash.........................................................................     397,772
  Marketable securities........................................................   8,461,727
  Accounts receivable and income receivable....................................   2,088,531
  Other receivables and current assets.........................................     500,388
  Inventories..................................................................     698,247
                                                                                 ----------
                                                                                 12,146,665
                                                                                 ----------
                                                                                 ----------
Current liabilities
  Bank overdraft...............................................................     269,253
  Suppliers and other payables*................................................   3,616,482
                                                                                 ----------
                                                                                  3,885,735
                                                                                 ----------
                                                                                 ----------
- ------------------------
 *  Includes Nice Systems of...................................................     375,856
                                                                                 ----------
                                                                                 ----------